Exhibit 10.12

ARTHUR J. GALLAGHER & CO.

DEFERRAL PLAN FOR NONEMPLOYEE DIRECTORS

ARTICLE I

Purpose

The purpose of this Arthur J. Gallagher & Co. Deferral Plan for Nonemployee Directors is to provide Nonemployee Directors with the opportunity to defer the receipt of all or a portion of the Annual Retainer or Restricted Stock Awards which they earn as directors of the Company. All capitalized terms used in the Plan shall have the meanings set forth in Article II.

ARTICLE II

Definitions

“Annual Retainer” means the annual cash retainer earned by a Nonemployee Director for his or her service on the Board or any committee thereof.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock of the Company, par value $1.00 per share.

“Company” means Arthur J. Gallagher & Co., a Delaware corporation.

“Deferral” shall have the meaning set forth in Section 4.2.

“Deferral Account” means a bookkeeping account in the name of a Nonemployee Director who elects to defer, pursuant to the Plan, all or a portion of his or her Annual Retainer or Restricted Stock Awards.

“Deferral Election” shall have the meaning set forth in Section 4.2.

“Distribution Date” shall have the meaning set forth in Section 6.1.

“Effective Date” means January 1, 2008.

“Fair Market Value” means the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Nonemployee Director” means any director serving on the Board, other than a director who is an officer or employee of the Company or any Subsidiary.

“Plan” means this Arthur J. Gallagher & Co. Deferral Plan for Nonemployee Directors, as amended from time to time.

“Plan Year” means the 12-month period coinciding with the calendar year.

“Restricted Stock Award” means an award of restricted stock units granted to a Nonemployee Director for his or her service on the Board or any committee thereof.

“Separation Date” means the date on which a Nonemployee Director separates from service as a director of the Company, within the meaning of Section 409A of the Code.

“Share Unit” means a bookkeeping unit credited to a Nonemployee Director’s Deferral Account and having a value equal to one share of Common Stock.

“Subsidiary” means any corporation or other business entity, the majority of the outstanding voting stock or other equity interests of which are owned, directly or indirectly, by the Company.

“Trust” shall have the meaning set forth in Article IX.

“Unforeseeable Emergency” means (i) a severe financial hardship to a Nonemployee Director resulting from an illness or accident of the Nonemployee Director, or the spouse or a dependent (as defined in Section 152(a) of the Code) of the Nonemployee Director, (ii) the loss of a Nonemployee Director’s property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Nonemployee Director, within the meaning of Section 409A of the Code.

ARTICLE III

Administration

The Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, and establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be final, binding and conclusive. The Committee may delegate administrative duties under the Plan to one or more employees or agents of the Company or its Subsidiaries, as it shall deem necessary or advisable.

ARTICLE IV

Deferral Elections

Section 4.1. Eligibility for Deferral Elections. Each Nonemployee Director shall be eligible to participate in the Plan. A Nonemployee Director shall be eligible to make a Deferral Election pursuant to Section 4.2 if he or she serves as a Nonemployee Director or has been elected to serve as a Nonemployee Director on the date such election is made.

Section 4.2. Election Procedures. Prior to the first day of a Plan Year, each Nonemployee Director may make an election to defer the receipt of all or any portion of the Annual Retainer to be earned by such Nonemployee Director or the Restricted Stock Awards to be granted to such Nonemployee Director in such Plan Year (each such election shall be referred to as a “Deferral Election” and the amounts deferred pursuant to such an election the “Deferral”). Notwithstanding the foregoing, a Nonemployee Director who is elected for the first time to serve as a Nonemployee Director later than the first day of a Plan Year may make a Deferral Election for such Plan Year within 30 days after such election to the Board. All Deferral Elections must be made in accordance with procedures prescribed by the Committee. Any Deferral Election shall apply only to the Annual Retainer earned or the Restricted Stock Awards granted in the Plan Year for which the Deferral Election is made. In no event shall an election under the Plan apply to the Annual Retainer payable or the Restricted Stock Awards granted to the Nonemployee Director with respect to the period prior to the date on which such election is received by the Company.

Section 4.3. Changes in Deferral Election. A Nonemployee Director must make a new Deferral Election with respect to each Plan Year by submitting a new election prior to the first day of such Plan Year in accordance with Section 4.2. A Nonemployee Director may elect to suspend his or her Deferrals during a Plan Year only if the Nonemployee Director demonstrates to the satisfaction of the Committee that he or she has incurred an Unforeseeable Emergency. No other changes may be made during a Plan Year to a Nonemployee Director’s Deferral Election.

Section 4.4. Effect of Deferral Election. The submission of an election form pursuant to Section 4.2 shall evidence the Nonemployee Director’s authorization of the Company to withhold the payment of the Annual Retainer otherwise payable to the Nonemployee Director or the shares of Common Stock otherwise issued to the Nonemployee Director upon the vesting of a Restricted Stock Award, to the extent such Annual Retainer or Restricted Stock Award is deferred pursuant to such election, and to credit such amounts to the Nonemployee Director’s Deferral Account in accordance with Article V.

ARTICLE V

Deferral Accounts

Section 5.1. Deferral Account. As of each date on which a Nonemployee Director otherwise would be entitled to receive payment of an Annual Retainer from the Company, the Nonemployee Director’s Deferral Account under the Plan shall be credited with a number of Share Units determined by dividing the amount of such Annual Retainer that has been deferred pursuant to Article IV by the Fair Market Value of a share of Common Stock as of such date. As of each date on which a Nonemployee Director otherwise would be entitled to receive shares of Common Stock upon the vesting of a Restricted Stock Award, the Nonemployee Director’s Deferral Account under the Plan shall be credited with a number of Share Units equal to the number of shares of Common Stock that have been deferred pursuant to Article IV. A Nonemployee Director shall be fully vested in all amounts credited to his or her Deferral Account.

Section 5.2. Dividend Equivalents. Upon the payment of a dividend by the Company on issued and outstanding shares of Common Stock, an amount equal to such per share dividend amount multiplied by the number of Share Units credited to each Nonemployee Director’s Deferral Account shall be credited to the Nonemployee Director’s Deferral Account within 10 days after the dividend payment date and shall be deemed invested in additional Share Units as though such dividend credit was a Deferral for such year.

Section 5.3. Alternative Investment Funds. If shares of Common Stock shall at any time cease to be traded on an established stock exchange or national market system, the Committee, in its sole discretion, may transfer the Fair Market Value of the Share Units accumulated in each Nonemployee Director’s Deferral Account to alternative investment funds maintained for the benefit of such Nonemployee Director, as the Committee deems appropriate.

ARTICLE VI

Payment of Deferral Accounts

Section 6.1. Time and Method of Payment. Except as otherwise specifically provided herein, the entire amount credited to a Nonemployee Director’s Deferral Account shall be paid to such Nonemployee Director in a single lump sum payment as soon as administratively practicable, but not later than 90 days, after the Distribution Date elected by the Nonemployee Director on the initial Deferral Election form submitted to the Company upon the commencement of the Nonemployee Director’s participation in the Plan. The Distribution Date elected by the Nonemployee Director (the “Distribution Date”) may be (i) the Nonemployee Director’s Separation Date or (ii) the first day of any Plan Year which is at least three years after the first day of the Plan Year in which the Nonemployee Director’s participation in the Plan commences; provided, however, that if the Nonemployee Director’s Separation Date occurs prior to the date elected by the Nonemployee Director, the Distribution Date shall be the Nonemployee Director’s Separation Date. If a Nonemployee Director elects a Distribution Date that occurs prior to his or her Separation Date, then in order for such Nonemployee Director to elect Deferrals with respect to Plan Years beginning with or after the Plan Year in which such Distribution Date occurs, such Nonemployee Director must elect a new Distribution Date that will apply to such subsequent Deferrals. The Nonemployee Director must elect such new Distribution Date prior to the first Plan Year for which any such subsequent Deferral is elected.

Section 6.2. Change in Payment Election. If a Nonemployee Director elects a Distribution Date other than his or her Separation Date, such Nonemployee Director may elect in accordance with procedures prescribed by the Committee to change such Distribution Date; provided that, subject to Section 409A of the Code, such new election shall not be effective unless (A) such new election is received by the Company at least one year prior to the previously scheduled Distribution Date, (ii) such new election does not take effect for 12 months after it is received by the Company and (iii) such new election extends the Distribution Date by at least five years; and provided, further, that if the Nonemployee Director’s Separation Date occurs prior to the date elected by the Nonemployee Director, the Distribution Date shall be the Nonemployee Director’s Separation Date.

Section 6.3. Form of Payment. To the extent a Nonemployee Director’s Deferral Account is credited with Share Units, such Deferral Account shall be paid to the Nonemployee Director in the form of whole shares of Common Stock equal to the number of whole Share Units credited to such Deferral Account and cash in an amount equal to the Fair Market Value of any fractional Share Unit credited to such account. All other amounts credited to a Nonemployee Director’s Deferral Account shall be paid in the form of cash.

Section 6.4. Unforeseeable Emergency. In the event of an Unforeseeable Emergency, a Nonemployee Director may file a written request with the Committee to receive all or any portion of the vested balance of such Nonemployee Director’s Deferral Account in an immediate lump sum cash payment. A Nonemployee Director’s written request for such a payment shall describe the circumstances which the Nonemployee Director believes justify the payment and an estimate of the amount necessary to eliminate the Unforeseeable Emergency. An immediate payment to satisfy an Unforeseeable Emergency will be made only to the extent necessary to satisfy the emergency need, plus an amount necessary to pay any taxes reasonably anticipated as a result of such payment, and will not be made to the extent the need is or may be relieved through reimbursement or compensation, by insurance or otherwise or by liquidation of the Nonemployee Director’s assets (to the extent such liquidation itself would not cause severe financial hardship). Any payment from a Nonemployee Director’s Deferral Account on account of an Unforeseeable Emergency shall be deemed to cancel any Deferral Election of the Nonemployee Director then in effect and the Nonemployee Director shall be suspended from making further Deferral Elections under the Plan for the remainder of the Plan Year in which such payment is made.

Section 6.5. Distributions to Minor and Incompetent Persons. If a payment is to be made to a minor or to an individual who, in the opinion of the Committee, is unable to manage his or her financial affairs by reason of illness or mental incompetency, such distribution may be made to or for the benefit of any such individual in such of the following ways as the Committee shall direct: (a) directly to any such minor individual if, in the opinion of the Committee, he or she is able to manage his or her financial affairs, (b) to the legal representative of any such individual, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor individual or (d) to some near relative of any such individual to be used for the latter’s benefit. Neither the Committee nor the Company shall be required to see to the application by any third party of any payment made to or for the benefit of a Nonemployee Director or beneficiary pursuant to this Section.

ARTICLE VII

Payment Upon Death of a Nonemployee Director

Section 7.1. Payment to Beneficiary. In the event a Nonemployee Director dies before all amounts credited to his or her Deferral Account have been paid, payment of the Nonemployee Director’s Deferral Account shall be made in a lump sum payment as soon as practicable, but not later than 90 days, after the date of such death.

Section 7.2. Designation of Beneficiary. Each Nonemployee Director may file with the Company a written designation of one or more persons as such Nonemployee Director’s beneficiary or beneficiaries (both primary and contingent) in the event of the Nonemployee Director’s death. Each beneficiary designation shall become effective only when filed in writing with the Company during the Nonemployee Director’s lifetime on a form prescribed by the Company. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Nonemployee Director fails to designate a beneficiary, or if all designated beneficiaries of a Nonemployee Director predecease the Nonemployee Director, then the Deferral Account shall be paid to the Nonemployee Director’s estate.

ARTICLE VIII

Funding

Benefits payable under the Plan to any Nonemployee Director shall be paid by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. Notwithstanding the foregoing, the Company, in the discretion of the Committee, may maintain one or more grantor trusts (each, a “Trust”) to hold assets to be used for payment of benefits under the Plan. The assets of the Trust shall remain the assets of the Company subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Nonemployee Director under the Plan shall be considered payment by the Company and shall discharge the Company of any further liability under the Plan for such payments.

ARTICLE IX

General

Section 9.1. Effective Date; Termination. This Plan shall be effective as of the Effective Date. The Committee may terminate this Plan at any time. Termination of this Plan shall not affect the payment of any amounts credited to a Nonemployee Director’s Deferral Account; provided that the Board may, in its discretion, terminate the Plan and accelerate the payment of all Deferral Accounts:

(a) within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the payments with respect to each such Deferral Account are included in the Nonemployee Director’s gross income in the later of (i) the calendar year in which the Plan termination occurs or (ii) the first calendar year in which the payments are administratively practicable;

(b) in connection with a “change in control event,” as defined in, and to the extent permitted under, Treasury regulations promulgated under Section 409A of the Code or

(c) upon any other termination event permitted under Section 409A of the Code.

Section 9.2. Amendments. The Committee may amend this Plan as it shall deem advisable. No amendment may impair the rights of a Nonemployee Director to payment of his or her Deferral Account without the consent of such Nonemployee Director.

Section 9.3. Nontransferability of Benefits. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

Section 9.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number of Share Units credited to each Deferral Account under the Plan shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

Section 9.5. Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts of the Deferral Account of a Nonemployee Director that are not distributed because of the Company’s inability, after a reasonable search, to locate a Nonemployee Director or his or her beneficiary, as applicable, within a period of two (2) years after the distribution date upon which the payment of any benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan and the Nonemployee Director or beneficiary, as applicable, shall have no further right to his or her Deferral Account.

Section 9.6. Compliance With Section 409A of Code. This Plan is intended to comply with the provisions of Section 409A of the Code, and shall be interpreted and construed accordingly. The Committee shall have the discretion and authority to amend the Plan at any time to satisfy any requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan. Notwithstanding any other provision in this Plan, if as of a Nonemployee Director’s Separation Date the Nonemployee Director is a “specified employee,” as defined in Section 409A of the Code, then to the extent any amount under this Plan is payable upon such Separation Date, such payment shall be delayed until the earlier to occur of (i) the six-month anniversary of such Separation Date or (ii) the date of such Nonemployee Director’s death.

Section 9.7. Governing Law. This Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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